EXHIBIT 21

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES
FEBRUARY 27, 2007

Ben Holt Company	Kiewit Hydropower Investors Inc.
Bibb and Associates, Inc.	Kiewit Industrial Co.
Bighorn Walnut, LLC	Kiewit Industrial Canada Co.
Buckskin Mining Company	Kiewit International Inc.
CMF Leasing Co.	Kiewit International Services Inc.
Construcciones Kiewit, S.A. de C.V.	Kiewit Investment Holdings Inc.
Construction Kiewit Cie	Kiewit Investment Subsidiary Inc.
Constructora Kiewit, C.A.	Kiewit Louisiana Co.
Continental Alarm & Detection Company	Kiewit Management Co.
Continental Fire Sprinkler Company	Kiewit Marine L.L.C.
GMF 1 L.L.C.	Kiewit Materials Group Inc.
GSC Atlanta, Inc.	Kiewit Mazon Constructores, S.A. de C.V.
GSC Contracting, Inc.	Kiewit McNair Creek Investors Corp.
General Construction Company	Kiewit de Mexico, S. de R.L. de C.V.
Gilbert Central Corp.	Kiewit Mexico LLC
Gilbert/Healy, L.P.	Kiewit Mining Group Inc.
Gilbert Industrial Corporation	Kiewit Mining Leasing Company
Gilbert Network Services, L.P.	Kiewit Mining Properties Inc.
Global Surety & Insurance Co.	Kiewit Network Services Co.
Guernsey Construction Company	Kiewit Offshore Services, Ltd.
KES Inc.	Kiewit Pacific Co.
KT Developers, LLC	Kiewit Southern Co.
KT Mining Inc.	Kiewit Southwest Co.
KiEnergy, Inc.	Kiewit Texas Co.
Kiewit Bahamas Co.	Kiewit Texas Construction L.P.
Kiewit Building Group Inc.	Kiewit Venezuela Inc.
Kiewit Canada Group Inc.	Kiewit Ventures Group Inc.
Kiewit Construction Company	Kiewit Western Co.
Kiewit Constructors Inc.	Lac De Gras Excavation Inc.
Kiewit Corporation	Les Enterprises Kiewit Ltee
Kiewit Development Company	Managed Lanes LP
Kiewit Energy Company	Mass. Electric Construction Co.
Kiewit Energy Canada Corp.	Mass. Electric Construction Canada Co.
Kiewit Energy Constructors Corp.	Mass. Electric Construction Venezuela, S.A.
Kiewit Energy Fabricators Corp.	Mass. Electric International, Inc.
Kiewit Energy Group Inc.	MECC Rail Mexicana, S.A. de C.V.
Kiewit Energy Holdings Inc.	Midwest Agencies, Inc.
Kiewit Energy International Inc.	Mission Materials Company
Kiewit Energy Ltd.	Peter Kiewit Sons Co.
Kiewit Engineering Co.	Seaworks, Inc.
Kiewit Engineering Canada Co.	Servitec de Sonora, S.A. de C.V.
Kiewit Federal Group Inc.	Twin Mountain Construction II Company
Kiewit Finance Group Inc.	V. K. Mason Construction Co.
Kiewit Frontier Inc.	Walnut Creek Mining Company